Exhibit 11(a)

DRINKER BIDDLE & REATH LLP

One Logan Square

Suite 2000

Philadelphia, PA  19103-6996

215-988-2700

Fax:  215-988-2757

www.dbr.com

December 31, 2013

The RBB Fund, Inc.

Bellevue Park Corporate Center

103 Bellevue Parkway

Wilmington, DE 19809

Dear Sir or Madam:

We have acted as counsel for The RBB Fund, Inc. (the “Company”), a Maryland corporation, in connection with the proposed acquisition by the Company’s Dynamic U.S. Growth Fund (the “Acquiring Fund”) of all of the assets and liabilities of the Dynamic U.S. Growth Fund of Scotia Institutional Funds (the “Acquired Fund”) in exchange for Class I shares of the Acquiring Portfolio.  The aforementioned proposed acquisition is referred to herein as the “Reorganization.”

This opinion relates to the Class I shares of common stock of the Company (the “Shares”) (par value $0.001 per Share) to be issued in the Reorganization, and is furnished in connection with the Company’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”).

In rendering the opinion hereinafter set forth, we have considered such legal and factual matters as we have deemed necessary and have assumed that:  (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as certified or photostatic copies conform to the original documents and that such originals are authentic; and (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate. We have also relied upon the attached opinion of Venable LLP, special Maryland counsel to the Company, as to matters governed by the laws of the State of Maryland.

This opinion is based exclusively on the laws of the State of Maryland and the federal law of the United States of America.

On the basis of and subject to the foregoing and such other considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized for issuance by the

Company and upon the execution of the Agreement and Plan of Reorganization described in the Registration Statement and the prior satisfaction of the conditions contained therein, the Shares, when issued pursuant to the Agreement and Plan of Reorganization and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Company.

This opinion is rendered solely for the use of the Company in connection with the filing of the Registration Statement and may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval.  This opinion is limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  This does not constitute a consent under section 7 of the Securities Act of 1933, and in so consenting we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP
DRINKER BIDDLE & REATH LLP

December 31, 2013

The RBB Fund, Inc.

Bellevue Park Corporate Center

103 Bellevue Parkway

Wilmington, DE 19809

Dear Sir or Madam:

We have acted as Maryland counsel for The RBB Fund, Inc. (the “Company”), a Maryland corporation in connection with the proposed acquisition by the Company’s Dynamic U.S. Growth Fund (the “Acquiring Fund”) of all of the assets and liabilities of the Dynamic U.S. Growth Fund of Scotia Institutional Funds (the “Acquired Fund”) in exchange for Class I shares of the Acquiring Portfolio.  The aforementioned proposed acquisition is referred to herein as the “Reorganization.”

This opinion related to the Class I shares of common stock of the Company (the “Shares”) (par value $0.001 per Share) to be issued in the Reorganization, and is furnished in connection with the Company’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”).

In rendering the opinion hereinafter set forth, we have considered such legal and factual matters as we have deemed necessary and have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as certified or photostatic copies conform to the original documents and that such originals are authentic; and (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate.

This opinion is based exclusively on the laws of the State of Maryland.

On the basis of and subject to the foregoing and such other considerations as we deem relevant, we are of the opinion that the Company is in good standing under Maryland law and the Shares have been duly authorized for issuance by the Company and upon the execution of the Agreement and Plan of Reorganization described in the Registration Statement and the prior satisfaction of the conditions contained therein, the Shares, when issued pursuant to the Agreement and Plan of Reorganization and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Company.

This opinion is rendered solely for the use of the Company in connection with the filing of the Registration Statement and may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval.  This opinion is limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  This does not constitute a consent under section 7 of the Securities Act of 1933, and in so consenting we have not certified any part of the Registration Statement and do not otherwise come within the Categories of persons whose consent is required under section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/VENABLE LLP
VENABLE LLP